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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statements No. 333-59041, No. 333-59043, No. 333-47433, No. 333-03769, No. 333-09549 No. 333-60942, No. 333-104703, No. 333-117551, No. 333-113953, and No. 333-120379 of Serologicals Corporation ("Serologicals") of our report dated February 26, 2004, except for the information in Notes 2, 3, 4, 6, 12, 15 and 18 for which the date is November 30, 2004, which contains an explanatory paragraph relating to restatements of the financial statements as described in Note 2 to the financial statements, relating to the consolidated financial statements of Upstate Group, Inc. and subsidiaries as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 included in this Current Report on Form 8-K/A of Serologicals dated December 6, 2004.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 6, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS